Exhibit 10.14

                            ASSET PURCHASE AGREEMENT

                  THIS AGREEMENT, dated as of April 10, 1996, between CFS FUNERAL SERVICES, INC., a Delaware corporation (the "Purchaser"), and SCI FUNERAL SERVICES OF FLORIDA, INC., a Florida corporation (the "Company");

                                   WITNESSETH:

                  WHEREAS, the Company owns and operates (i) the Brevard (North) Funeral Home located at 1450 Norwood Avenue in Titusville, Brevard County, Florida (the "Brevard Home"), and (ii) the Harvey-Engelhardt Funeral Home located at 1600 Colonial Blvd. in Fort Myers, Lee County, Florida (the "Harvey-Engelhardt Home"); and

                  WHEREAS, the parties desire that the Purchaser acquire substantially all of the assets, rights and properties of the Brevard Home and the Harvey-Engelhardt Home (collectively, the "Homes") from the Company, on the terms and subject to the conditions hereinafter set forth;

                  NOW, THEREFORE, the parties agree as follows:

                  1. PURCHASE AND SALE OF ASSETS.


                           1.1 TRANSFER OF ASSETS. Subject to the provisions of
                  this Agreement, the Company agrees to sell and the Purchaser agrees to purchase, at the Closing referred to in Section 2.1, all of the properties, assets, rights and business of the Homes described below, as they shall exist at the time of the Closing (collectively, the "Assets"), excluding those described in Section 1.2:

                                    (i) accounts and notes receivable;

                                    (ii) inventories of caskets, accessories,
                           monuments and other goods and inventories;

                                    (iii) the ten (10) motor vehicles described
                           on Schedule 3.7, and the other machinery, equipment, furniture, fixtures, supplies, tools and other fixed assets and property, plant and equipment of the Homes, including those described on Schedule 3.7;

                                    (iv) fee simple title to the real property
                           and improvements on which the Brevard Home is located as described on Schedule 3.5 (the "Brevard Real Property") and the Company's leasehold interests in the real property and improvements on which the Harvey-Engelhardt Home is located as described on
                           Schedule 3.5 (the "Harvey-Engelhardt Real Property"), under the Lease Agreement dated January 31, 1990 (the "Harvey-Engelhardt Lease") between Cy J. Case, Trustee (the "Landlord") and Stillbrooke Corporation of South Florida, predecessor in interest to the Company (the Brevard Real Property and the Harvey-Engelhardt Real Property being hereafter collectively referred to as the "Real Property");

                                    (v) all cash balances in bank accounts,
                           certificates of deposit and other investments, but only if such cash balances or certificates of deposit are committed fund obligations under preneed contracts;

                                    (vi) the rights of the Company under
                           pre-need contracts and the other agreements, leases and commitments described on Schedules 3.8 and 3.9;

                                    (vii) all rights owned or held by the
                           Company to the names "Brevard (North) Funeral Home" and "Harvey-Engelhardt Funeral Home", and all derivatives thereof and goodwill associated with the foregoing;

                                    (viii) all transferrable permits and
                           licenses, and all books, records, brochures and literature, rights in unemployment compensation, industrial accident and other similar funds, and prepaid items;

                                    (ix) All right to receive condemnation
                           proceeds, if any, in connection with the proceeding styled LEE COUNTY V. STILLBROOKE CORP., No. 94-8863 CA RWOP in the Circuit Court of the Twentieth Judicial Circuit in Lee County, Florida (the "Condemnation Proceeding"); and

                                    (x) all other assets, rights and properties
                           owned or held by the Company at the time of Closing and used in the operation of, or in connection with, the business of the Homes or located thereon, excluding those described in Section 1.2.

                  At the Closing, the Company shall convey to the Purchaser the Assets free and clear of any and all liens, security interests, pledges, encumbrances, or title restrictions of any kind (collectively, "Liens"), other than Liens against real property described on Schedule 3.5 that are approved by the Purchaser (the "Permitted Encumbrances").

                           1.2 RETAINED ASSETS. Notwithstanding the foregoing,
                  the following properties, assets, rights and interests (the "Retained Assets") are hereby excluded from the purchase and sale contemplated hereby and are therefore not included in the Assets:

                                      (i) all cash on hand or on deposit,
                           including bank account balances, certificates of deposit and marketable securities, excluding, however, account balances, certificates of deposit and other investments described in Section 1.1(v);

                                     (ii) intercompany accounts and notes
                           receivable owed to the Company by its indirect corporate parent, Service Corporation International, a Texas corporation (the "Shareholder"), or any of its affiliates which do not arise out of the sale of goods or services of the Company;

                                    (iii) the corporate records, minutes of
                           proceedings, stock records and corporate seals of the Company, and any shares of the Company's capital stock held in its treasury;

                                     (iv) the Company's share of any prepaid
                           federal or state income taxes and any rights to or claims for federal or state income tax refunds; and

                                      (v) all assets, rights and properties of
                           funeral homes and cemeteries owned and operated by the Company, other than the Homes.

                           1.3 PURCHASE PRICE. The purchase price for the Assets
                  shall be $3,284,119, of which $3,000,000 shall be paid in cash at Closing by wire transfer to such account as the Company shall designate prior to Closing, and $284,119 shall be represented by the Purchaser's unsecured promissory note payable to the Company in such amount, dated the Closing Date, bearing interest at the rate of six percent (6%) per annum (compounded monthly), maturing June 30, 1999, with all principal and interest due on or before maturity, such note to otherwise be in form and substance reasonably acceptable to the parties.

                           1.4 ASSUMPTION OF LIABILITIES. The Purchaser, upon
                  the sale and purchase of the Assets, shall, subject to Section
                  1.5 below, assume and agree to pay or discharge only the following liabilities and obligations of the Company (collectively, the "Assumed Liabilities"):

                                      (i) liabilities under the preneed
                           contracts described in Section 3.9, under preneed contracts entered into in the ordinary course of business between the date of such schedule and the

                           Closing Date, and under at-need contracts for services to be performed following Closing, provided that the entire amount of consideration payable by the customers under at-need contracts is payable following Closing or an appropriate adjustment to such effect shall be made at Closing between the Company and the Purchaser; and

                                     (ii) obligations arising after Closing
                           under the agreements and leases and commitments described on Schedule 3.8 hereto (the "Assumed Contracts").

                           The assumption by the Purchaser of the Assumed
                  Liabilities shall not enlarge any rights or remedies of any third parties under any contracts or arrangements with the Company. Nothing herein shall prevent the Purchaser from contesting in good faith any of the Assumed Liabilities. At Closing, the Purchaser shall deliver to the Company an instrument (which may be combined with one or more contract assignments), dated the Closing Date and reasonably satisfactory in form and substance to the Company, pursuant to which the Purchaser will assume the Assumed Liabilities.

                           1.5 LIMITATIONS ON ASSUMPTION. Notwithstanding
                  Section 1.4 above, the Purchaser will not assume and does not agree to pay or discharge any obligations or liabilities of the Company not specifically included in the Assumed Liabilities, and, in particular, the Purchaser shall not assume or agree to pay or discharge any of the following:

                                    (i) any notes or accounts payable of any
                           kind, regardless of whether entered into in the ordinary course of business;

                                    (ii) any federal, state or local tax of any
                           type, whether arising by reason of the sale of the Assets or by operation of the Homes prior to the Closing Date;

                                    (iii) any losses, costs, damages or expense
                           based upon or arising from any claims, litigation, legal proceedings or other actions against the Company based upon any set of facts occurring prior to the Closing;

                                     (iv) the liabilities and obligations under
                           any warranties to customers with respect to goods or products sold or services provided by the Company prior to Closing;

                                      (v) all personal injury, product liability
                           claims, claims of environmental damage, claims of hazards to health, strict liability, toxic torts, enforcement proceedings, cleanup orders and other similar actions or claims instituted by private parties or governmental agencies, with respect to the conduct of the business and operations of the Company prior to Closing; or

                                    (vi) any other liability or obligation not
                           specifically included within the Assumed Liabilities.

                           1.6 CERTAIN PRORATIONS. All normal and customarily
                  proratable items, including without limitation, real estate and personal property taxes, rents under leases and utility bills, and payments under the Assumed Contracts shall be prorated as of the Closing Date, the Company being charged and credited for all of same up to and on such date and the Purchaser being charged and credited for all of same after such date. Utility services will be transferred to the Purchaser's name on or as soon as possible after the Closing Date. If the actual amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of the best evidence then available, and not thereafter adjusted.

                           1.7 INSTRUMENTS OF TRANSFER. At the Closing, the
                  Company shall deliver to the Purchaser such instruments of transfer, assignment and conveyance, including (without limitation) bills of sale, contract assignments and assignments of motor vehicle registrations, transferring title to the Assets to the Purchaser as may reasonably be requested by the Purchaser. Such instruments shall be reasonably satisfactory in form and substance to the Purchaser and shall vest in the Purchaser good and indefeasible title to all the Assets, free and clear of all Liens other than the Permitted Encumbrances.

                           1.8 DELIVERY OF RECORDS, CONTRACTS AND TRUST FUNDS.
                  At the Closing, the Company will deliver to the Purchaser all of the Assumed Contracts, with such assignments thereof and consents to assignment as the Purchaser shall deem necessary to assure the Purchaser of their full benefit. Simultaneously with such deliveries, the Company shall take all requisite steps to put the Purchaser in actual possession and operating control of the Assets and all of the Company's on-site business records, books and other data. In addition, at the Closing, the Company and the Purchaser shall coordinate with one another in taking all necessary or appropriate action to cause the transfer of the trust funds referred to in Section
                  3.9 including, without limitation, the obtaining of governmental and third party consents and, if necessary, the substitution of a successor trustee by the Purchaser or a designee of the Purchaser. Without limiting the generality of the foregoing, the Company shall use its best efforts in segregating all preneed accounts and trusted funds applicable to the Homes which are part of the Sun Bank MGP Trust and the NationsBank Insurance Investment and shall assist the Purchaser in transferring the same to trusts established by or through the Purchaser.

                           1.9 FURTHER ASSURANCES. The Company shall from time
                  to time after the Closing, without further consideration, execute and deliver such instruments of transfer, conveyance and assignment (in addition to those delivered pursuant to Section 1.7), and shall take such other action, as the Purchaser may reasonably request to more effectively transfer, convey and assign to and vest in the Purchaser, and to put the Purchaser in actual possession and control of, each of the Assets.

                           1.10 EMPLOYEE MATTERS. On the Closing Date, the
                  Purchaser may (but shall not be required to) offer employment to each employee of each Home. Each such employee so offered employment who accepts shall, effective as of the Closing Date, cease to be an employee of the Company and shall thereupon become an employee of the Purchaser. At the Closing, the Company shall certify as to the amount of all accrued vacation and holiday benefits as of the Closing Date of the employees of the Company who become employees of the Purchaser, and such amount shall represent a downward adjustment to the purchase price for the Assets. In addition, the Company shall remain responsible for all health benefits, workers compensation claims, termination and severance benefits, and any withdrawal liability and rights under pension or profit sharing plans of such employees through the Closing, and in no event shall the Purchaser have any liability or responsibility therefor.

                           1.11 USE OF CREMATORY. The Company agrees that the
                  Harvey-Engelhardt Home may, for a period of three (3) years following the Closing Date, use the Southeastern Crematory located at 5500 Williamsburg in Punta Gorda, Florida (or any successor location) at a charge of $47.00 per disposition, provided that during such three-year period such charge to the Purchaser shall be subject to increase commensurate with any bona fide increase in internal cost-allocation charges by such crematory to other funeral homes of the Company and its affiliates.

                  In case of any such increase, the Company shall provide the Purchaser with the same advance notice thereof as the Shareholder provides to such other funeral homes.

                           1.12 CONDEMNATION PROCEEDING. As provided in Section
                  1.1(ix), the Purchaser shall at the Closing acquire all right to receive condemnation proceeds, if any, resulting from the Condemnation Proceeding, and if prior to the Closing the Company has theretofore received any such proceeds from the condemning authority, the Company shall remit the same to the Purchaser at the Closing. From and after the Closing Date, the Purchaser shall control the tenant's prosecution of the Condemnation Proceeding and shall be responsible for all costs and expenses, including professional fees, incurred in connection therewith. The Company makes no warranty as to whether any condemnation proceeds will be paid or the amount thereof.

                           1.13 MEMORIAL GUARDIAN PLAN RECEIVABLES. The parties
                  acknowledge that a portion of the accounts receivables to be transferred to the Purchaser as described in Section 1.1(i) are owed by Memorial Guardian Plan (collectively, "Guardian Plan Receivables"). The Company represents that it has not pursued, outside the ordinary course of business and consistent with past practice, the collection of any of the accounts receivable (including the Guardian Plan Receivables) presented on the March 31, 1996 list(s) of accounts receivable provided to the Purchaser, and the Company agrees that it will not pursue its collection activities on such accounts receivable between the date hereof and the Closing Date except in the ordinary course of business consistent with past practice.

                  2. THE CLOSING. The Closing shall occur at the offices of Snell & Smith, A Professional Corporation, 1000 Louisiana, Suite 3650, Houston, Texas, at 9:00 a.m. on the tenth business day following the Purchaser's receipt of notice of the approval by the Federal Trade Commission referred to in Section 7.7, or at such other date, time or place as may be mutually agreed upon by the parties, but in no event later than April 30, 1996. The date and time of the Closing is herein called the "Closing Date", and shall be deemed to have occurred as of the close of business on the Closing Date. All action to be taken at the Closing as hereinafter set forth, and all documents and instruments executed and delivered, and all payments made with respect thereto, shall be considered to have been taken, delivered or made simultaneously, and no such action or delivery or payment shall be considered as complete until all action incident to the Closing has been completed.

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with the Purchaser that:

                           3.1 ORGANIZATION AND EXISTENCE. The Company is a
                  corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and it has all requisite corporate power to enter into and perform its obligations under this Agreement.

                           3.2 OWNERSHIP OF THE COMPANY. All of the issued and
                  outstanding shares of capital stock of the Company are owned indirectly by the Shareholder.

                           3.3 CERTAIN FINANCIAL INFORMATION. The respective
                  revenues and adult funeral service call averages of the Homes for the twelve months ended December 31, 1993-95, are in all material respects as follows:

                                                      December 31,
                                         1993            1994            1995
                                      ----------      ----------      ----------
Brevard Home
         Revenues ..............      $1,116,930      $1,186,314      $1,150,696
         Call Average ..........      $    2,207      $    2,260      $    2,243
Harvey-Engelhardt Home
         Revenues ..............      $  854,508      $  820,036      $  844,816
         Call Average ..........      $    2,059      $    1,855      $    1,680


                           The Brevard Home performed at least 506 adult funeral
                  services during the twelve months ended December 31, 1993, at least 525 adult funeral services during the twelve months ended December 31, 1994, and at least 513 adult funeral services during the twelve months ended December 31, 1995. The Harvey-Engelhardt Home performed at least 415 adult funeral services during the twelve months ended December 31, 1993, at least 442 adult funeral services during the twelve months ended December 31, 1994, and at least 503 adult funeral services during the twelve months ended December 31, 1995.

                           3.4 TITLE TO AND STATUS OF PROPERTY. The Company is
                  in actual possession and control of all properties owned or leased by it which are presently used in the conduct of the business of the Homes, and has good and indefeasible title to all of the Assets to be sold and conveyed to the Purchaser under this Agreement, free and clear of any and all Liens other than the Permitted Encumbrances.

                           3.5 REAL PROPERTY. Schedule 3.5 hereto sets forth a
                  description of each parcel of the Real Property, which constitutes all interests in real property that are currently used in the operation of each Home. Schedule 3.5 also describes all Liens of any kind against the Real Property. The Harvey-Engelhardt Lease is in full force and effect, the Company is the current and valid "Tenant" thereunder, and neither the Company nor, to the knowledge of the Company, the Landlord is in default thereunder. The current base rent under the Harvey-Engelhardt Lease, after giving effect to all adjustments thereunder (including adjustments, if any, in respect of the condemnation proceeding referred to in Section 1.12), is $8,336.30. There is not pending or, to the Company's knowledge, threatened any proceeding for the taking or condemnation of the Real Property or any portion thereof. Since November 27, 1991, as to the Brevard Home, and December 1, 1990, as to the Harvey-Engelhardt Home (as applicable, the "Acquisition Date"), no toxic or hazardous wastes (as defined by the U.S. Environmental Protection Agency, or any similar state or local agency) or hazardous substances (as defined under the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended, or the Resource Conservation and Recovery Act, as amended, or any similar state or local statute or regulation) have been generated, stored, dumped or released onto or from any portion of the Real Property, except for substances, such as formaldehyde, that are used in the operation of the Real Property as funeral homes or otherwise in the ordinary course of business and have been properly used, stored and disposed of in accordance with applicable legal requirements, and except for any of the foregoing which would not, individually or in the aggregate, have a material adverse impact on the financial condition, operations, properties or prospects of either Home. To the knowledge of the Company, the Real Property is not now subject to any reclamation, remediation or reporting requirements of any federal, state, local or other governmental body or agency having jurisdiction over the Real Property. To the knowledge of officers of the Company, no portion of the Real Property contains any underground storage tanks (except for two underground storage tanks at the Harvey-Engelhardt Home that are abandoned and no longer in use) or PCBs.

                           3.6 ABSENCE OF CHANGES OR EVENTS. Since June 30,
                  1995, there has not been:

                                    (i) any material adverse change in the
                           financial condition, operations, properties or prospects of either Home;

                                    (ii) any material damage, destruction or
                           losses against either Home or any waiver of any rights of material value to such Home;

                                    (iii) any claim or liability for any
                           material damages for any actual or alleged negligence or other tort or breach of contract against or affecting either Home; or

                                    (iv) any transaction or event entered into
                           or affecting either Home other than in the ordinary course of the business.

                           3.7 FIXED ASSETS. Schedule 3.7 hereto lists all motor
                  vehicles and other material items of equipment, fixtures and other fixed assets owned by the Company which are used in the operation of, or in connection with, the business of the Homes or located thereon. All such Assets are, taken as a whole, in operating condition and reasonable repair, ordinary wear and tear excepted.

                           3.8 CONTRACTS AND COMMITMENTS. Schedule 3.8 sets
                  forth a description of each Assumed Contract applicable to each Home. Each Assumed Contract is valid and in full force and effect and neither the Company, nor, to the knowledge of the Company, any of the other parties thereto, is in default thereunder.

                           3.9 PRE-NEED CONTRACTS AND TRUST ACCOUNTS. Schedule
                  3.9 attached hereto lists, as of February 28, 1996 (except as otherwise noted therein), (i) all preneed contracts of the Homes unfulfilled as of the date thereof, including contracts for the sale of funeral merchandise and services, and (ii) all trust accounts relating to the Homes, indicating the location of each and the balance thereof. In addition, as soon as reasonably possible (but in any event within 30 days) after the Closing, the Company shall deliver to the Purchaser a Schedule listing the information described in such clauses (i) and (ii) as the Closing Date. All funds received by the Company for the Homes under preneed contracts since the applicable Acquisition Date will, by the time of Closing (to the extent required by applicable law to have been deposited by such time), have been deposited in the appropriate accounts, all of which funds and accounts have been administered and reported in accordance with the terms thereof and as required by applicable laws and regulations. After the Closing, the Company will make all necessary deposits as legally required for amounts collected through the Closing Date on all preneed contracts sold through the Closing Date. As to all such preneed accounts outstanding on the Clos-ing Date, (i) such accounts are covered by written contracts signed or approved by the customer, (ii) the direct costs to be incurred by the Purchaser in providing the services and merchandise called for by any unwritten agreements will not exceed trusted principal and interest receivable with respect thereto or (iii) the obligations of the Company thereunder are no more than to apply as a credit the amount of trust balances, including interest, for any particular account against the price for performing the service and providing products on an at-need basis. The services provided by the Company at each Home since the applicable Acquisition Date have been rendered in a professional and competent manner consistent with prevailing professional standards, practices and customs. All preneed contracts of the Harvey-Engelhardt Home have been properly segregated from these for other funeral homes of the Company and its affiliates; no contract described on Schedule 3.9 is for goods or services to be provided by any such other funeral home, and at Closing there will be no contract providing for goods or services to be furnished by the Harvey-Engelhardt Home that will not be on the Closing Date list referred to above.

                           3.10 INVENTORY; ACCOUNT RECEIVABLE. The inventories
                  of the Homes on the Closing Date will be reflected in its books of account at cost. At Closing the accounts receivable to be included within the Assets will be valid and legally enforceable obligations of the account parties whose names are listed in the books and records of each Home, as applicable, legally (but not necessarily financially) collectible in accordance with their terms, subject to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally. At the Closing, the Company will deliver to the Purchaser a listing, certified by it to be complete and correct, of all of each Home's inventory (as of a date that is within three business days prior to Closing) and accounts receivable (as of a date which is within 30 days prior to Closing).

                           3.11 INTANGIBLE RIGHTS. The Company has not received
                  notice that it is charged with infringement of any patent, trademark, trade secret, license or other similar proprietary rights of any other person in respect of the operation of the business of the Homes or the use or ownership of the Assets.

                           3.12 LICENSES, PERMITS, ETC. The Company possesses
                  all licenses, franchises, permits, certificates, consents, rights and privileges necessary or appropriate to the conduct of the operations of each Home, including

                  (without limitation) all permits necessary for compliance with all applicable environmental laws, except for any such license, franchise, permit, certificate, consent, right or privilege the absence of which would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, operations or prospects of either Home or any substantial portion of the Assets.

                           3.13 LITIGATION. Other than the proceedings pending
                  before the Federal Trade Commission which are the subject of the agreed consent order referred to in Section 7.7, there are no claims, actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened against or affecting the Company (with respect to the operation of the Homes) or any of the Assets, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, except for any such claim, action, suit, proceeding or investigation which would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, operations or prospects of either Home or any substantial portion of the Assets. The Company is not subject to any continuing court or administrative order, writ, injunction or decree issued by any court or foreign, federal, state, municipal or other governmental department, commission, board, agency or instrumentality, in respect of the operation of the Homes or the use or ownership of the Assets.

                           3.14 COMPLIANCE WITH LAWS. Each Home has been
                  operated at all times since the applicable Acquisition Date in compliance with all federal, state, municipal and other statutes, rules, ordinances and regulations applicable to such Home, the operation thereof and the Assets to be sold and conveyed to the Purchaser hereunder, except for any such noncompliance which would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, operations or prospects of either Home or any substantial portion of the Assets.

                           3.15 EMPLOYEES. Schedule 3.15 hereto lists the name,
                  current annual salary rate and sum of all other direct monetary compensation in addition to salary received during the calendar year 1995 of each employee of the Homes. Other than as listed on Schedule 3.8, there are no agreements relating to the employment of any such employee, including any collective bargaining agreement.

                           3.16 FINDERS. The Company is not a party to or in any
                  way obligated under any contract or other agreement, and there are no outstanding claims against it, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                           3.17 AUTHORITY. The execution, delivery and
                  performance of this Agreement by the Company have been duly authorized by all necessary corporate action required on its part. This Agreement is legally binding and enforceable against the Company in accordance with its terms. Neither the execution, delivery nor performance of this Agreement by the Company will result in a violation or breach of, nor constitute a default or accelerate the performance required under, the Articles of Incorporation or bylaws of the Company or any indenture, mortgage, deed of trust or other contract or agreement to which it is a party or by which it or its properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                           3.18 FULL DISCLOSURE. The representations and
                  warranties made by the Company hereunder or in any Schedules or certificates furnished to the Purchaser pursuant hereto, do not and will not contain any untrue statement of a material fact or, to the knowledge of the Company, omit to state a material fact required to be stated herein or therein or necessary to make the representations or warranties herein or therein, in light of the circumstances in which they are made, not misleading.

                  4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to and agrees with the Company that:

                           4.1 ORGANIZATION AND EXISTENCE. The Purchaser is a
                  corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement. The Purchaser is duly qualified as a foreign corporation in the State of Florida.

                           4.2 AUTHORITY OF THE PURCHASER. The execution,
                  delivery and performance of this Agreement by the Purchaser has been duly authorized by its Board of Directors. This Agreement is valid and binding upon the Purchaser and enforceable against the Purchaser in accordance with its terms. Neither the execution, delivery or performance by the Purchaser of this Agreement will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or bylaws of the Purchaser or under any indenture, mortgage, deed of trust or other contract or agreement to which it is a party or by which it or its property is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body. At or prior to Closing, the Purchaser will have made all necessary applications and obtained all necessary licenses and permits, if any, which, together with the transfer of the Company's transferrable licenses and permits described in
                  Section 1.1(viii), will be required in order to enable the Purchaser to acquire the Assets hereunder and consummate the Closing.

                           4.3 FINDERS. The Purchaser is not a party to or in
                  any way obligated under any contract or other agreement, and there are no outstanding claims against it, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                           4.4 FULL DISCLOSURE. The representations and
                  warranties made by the Purchaser hereunder, or in any certificates furnished to the Company pursuant hereto or thereto, do not and will not contain any untrue statement of a material fact or, to the Purchaser's knowledge, omit to state a material fact required to be stated herein or therein or necessary to make the representations or warranties herein or therein, in light of the circumstances in which they are made, not misleading.

                  5. COVENANTS OF THE COMPANY PENDING CLOSING. The Company covenants and agrees with the Purchaser that:

                           5.1 CONDUCT OF BUSINESS. From the date of this
                  Agreement to the Closing Date, the business of each Home will be operated only in the ordinary course, and, in particular, without the prior written consent of the Purchaser, the Company will not cause or permit any of the following actions to occur:

                                    (i) cancel or permit any insurance
                           applicable to the Assets or either Home to lapse or terminate, unless renewed or replaced by like coverage;

                                    (ii) commit any act or permit the occurrence
                           of any event or the existence of any condition of the type described in clause (iv) of Section 3.6; in addition, if any of the other events described in
                           Section 3.6 occurs, the Company will
                           promptly notify the Purchaser of the existence and nature of such event;

                                    (iii) alter, amend, cancel or modify in any
                           respect any of the Assumed Contracts or the standard form of, and terms and conditions applicable to, preneed contracts;

                                    (iv) sell or otherwise dispose of any of the
                           fixed assets described on Schedule 3.7, except for any items disposed of that are replaced by items of equivalent quality; or

                                    (v) hire, fire, reassign or make any other
                           change in key personnel of either Home.

                           5.2 ACCESS TO INFORMATION. Prior to Closing, the
                  Company will give to the Purchaser and its counsel, accountants and other representatives, full and free access to all of the on-site properties, books, contracts, commitments and records of the Homes so that the Purchaser may have full opportunity to make such investigation as it shall desire to make of the business, affairs and properties of the Homes, provided such investigation is conducted so as not to unreasonably interfere with the normal day-to-day operations of either Home.

                           5.3 CONSENTS AND APPROVALS. The Company will use its
                  best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on its part and on the part of the Company to consummate the transactions contemplated by this Agreement, including (without limitation) the approval of the Federal Trade Commission described in
                  Section 7.7.

                           5.4 NO SHOP. For so long as this Agreement remains in
                  effect, the Company agrees that it shall not enter into any agreements or commitments, or initiate, solicit or encourage any offers, proposals or expressions of interest, or otherwise hold any discussions with any potential buyers, investment bankers or finders, with respect to the possible sale or other disposition of all or any substantial portion of the assets and business of either Home or any other sale of the Company (whether by merger, consolidation, sale or stock or otherwise), other than with the Purchaser; provided, however, that any such merger, consolidation or sale of stock may occur with the Shareholder or one or more of its direct or indirect wholly owned subsidiaries, provided that the successor entity joins in the execution of this Agreement to expressly acknowledge the assumption of the obligations hereunder of the applicable Company.

                  6. COVENANTS OF THE PURCHASER PENDING CLOSING. The Purchaser covenants with the Company that:

                           6.1 CONSENTS AND APPROVALS. The Purchaser will use
                  its best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on its part to consummate the transactions contemplated in this Agreement. In addition, the Purchaser agrees to furnish information regarding itself as may be reasonably required in connection with obtaining the approval of the Federal Trade Commission described in Section 7.7.

                           6.2 CONFIDENTIALITY. Prior to the Closing, the
                  Purchaser and its representatives will hold in confidence any data and information obtained with respect to the Company from any representative, officer, director or employee of the Company, including its accountants or legal counsel, or from any books or records of them, in connection with the transactions contemplated by this Agreement. If the transactions contemplated hereby are not consummated, neither the Purchaser nor its representatives shall use such data or information or disclose the same to others, except as such data or information is published or is a matter of public knowledge or is required by an applicable law or regulation to be disclosed. If this Agreement is terminated for any reason, all written data and information obtained by the Purchaser from the Company or its representatives in connection with the transactions contemplated by this Agreement shall be returned to the Company.

                  7. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser under this Agreement shall be subject to the following conditions, any of which may be expressly waived by it in writing:

                           7.1 REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS
                  PERFORMED. The Purchaser shall not have discovered any error, misstatement or omission in the representations and warranties made by the Company in Section 3 hereof; the representations and warranties made by the Company herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing; and the Purchaser shall have received a certificate, signed by an executive officer of the Company, to the effect of the foregoing provisions of this
                  Section 7.1.

                           7.2 OPINION OF COUNSEL. The Company shall have caused
                  to be delivered to the Purchaser an opinion of internal counsel for the Company, to the effect that:

                                    (i) the Company is a corporation duly
                           organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power to enter into and perform its obligations under this Agreement;

                                    (ii) the execution, delivery and performance
                           of this Agreement by the Company have been duly authorized by its Board of Directors;

                                    (iii) this Agreement is valid and binding
                           upon the Company and enforceable against it in accordance with its terms;

                                    (iv) neither the execution, delivery or
                           performance by the Company of this Agreement will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Articles of Incorporation or bylaws of the Company or under any material loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which the Company is a party or by which it or its property is bound, or violate any order, writ, injunction or decree known to such counsel and of any court, administrative agency or governmental body; and

                                    (v) no authorization, approval or consent of
                           or declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery of this Agreement by the Company or the performance of its obligations hereunder, except for any consents which have already been obtained.

                  Such opinion may, as to matters of fact, be given in reliance upon certificates of officers of the Company and certificates of public officials, copies of which shall be provided to the Purchaser at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by principles of equity. Such opinion may be limited to federal law and the internal laws of the State of Texas.

                           7.3 NO LOSS OR DAMAGE. Prior to the Closing there
                  shall not have occurred any loss or damage to a substantial portion of the physical assets and properties of either Home (regardless of whether such loss or damage was insured), the effect of which would have a material adverse effect on the condition, business, operations or prospects of such Home.

                           7.4 APPROVAL BY COUNSEL. All actions, proceedings,
                  instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been approved by counsel for the Purchaser, and such counsel shall have been furnished with such certified copies of actions and proceedings and other instruments and documents as they shall have reasonably requested.

                           7.5 ENVIRONMENTAL QUESTIONNAIRE. The Purchaser shall
                  have received an environmental questionnaire (on forms provided by the Purchaser and its lender) for each Home and the Real Property, completed and signed by the Manager or other supervisory employee of each Home, and such questionnaire shall be satisfactory to Purchaser in its sole discretion.

                           7.6 FINANCING COMMITMENT. The Purchaser represents
                  that it has received from Texas Commerce Bank National Association a written commitment providing for the extension of financing in order to provide the portion of the consideration for the Assets not furnished by the Purchaser or obtained by the Purchaser from other sources. It shall be a condition to Closing that such commitment shall have been funded in such amount contemporaneously with the Closing, provided that the Purchaser agrees to perform its obligations under such commitment. The Company acknowledges that it is a condition to the funding of such commitment that the Shareholder shall have unconditionally guaranteed the indebtedness to be advanced pursuant thereto.

                           7.7 FTC AND OTHER APPROVALS. The Purchaser shall have
                  received written notice of the approval of the Purchaser and the transactions described herein by the Federal Trade Commission (the "FTC") under the FTC's Decision and Order in Service Corporation International, Commission Docket No. C-3646. In addition, the Shareholder and the Company shall have obtained all other necessary or appropriate consents and approvals of other persons and governmental authorities to the transactions contemplated in this Agreement.

                           7.8 TITLE INSURANCE. The Purchaser shall have
                  received an Owner's Policy of Title Insurance (at the Company's expense) for each parcel of Real Property in an amount mutually determined by the parties. Each such policy shall be issued by a title company with offices in each County in which the Real Property is located and reasonably acceptable to the Purchaser (each hereafter referred to as a "Title Company"), insuring that Purchaser is the owner of each parcel of the Real Property subject only to the Permitted Encumbrances, and the standard printed exceptions included in a standard form Owner Policy of Title Insurance in effect in the applicable jurisdiction; provided, however, that such policy shall be limited to restrictions that are Permitted Encumbrances, the standard exception pertaining to discrepancies, conflicts or shortages in area shall be deleted except for "shortages in area", the exception for rights of parties in possession shall be deleted, and the standard exception for taxes shall be limited to the year in which the Closing occurs, and subsequent years and subsequent assessments for prior years due to change in land usage or ownership.

                           7.9 SURVEY. The Purchaser shall have received, at the
                  Company's expense, an ALTA/ASCM survey prepared by a licensed surveyor approved by Purchaser and acceptable to each Title Company, with respect to each parcel of Real Property, which survey shall be sufficient for each Title Company to delete the survey exception contained in the owner policy of title insurance referred to in Section 7.8, save and except for the phrase "shortages in area", and otherwise be in form and content reasonably acceptable to Purchaser and its lender.

                           7.10 OTHER PURCHASE AGREEMENTS. The transactions
                  contemplated by: the Asset Purchase Agreement of even date herewith between the Purchaser and Fort Myers Memorial Gardens, Inc.; the Asset Purchase Agreement of even date herewith between the Purchaser and the Company (relating to Oaklawn Memorial Gardens & Mausoleum); and the Asset Purchase Agreement of even date herewith between the Purchaser and SCI Texas Funeral Services, Inc. (all of the foregoing being hereinafter referred to as the "Other Purchase Agreements"); all shall have been consummated substantially contemporaneously with the Closing under this Agreement (except to the extent that, in the case of such Agreement relating to Oaklawn Memorial Gardens & Mausoleum, the closing thereunder is delayed pending approval by the Florida Board of Funeral and Cemetery Services as described therein).

                           7.11 HARVEY-ENGELHARDT LEASE. The Landlord shall have
                  consented to the assignment of the Harvey-Engelhardt Lease to the Purchaser.

                  8. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Company in writing:

                           8.1 REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS
                  PERFORMED. The Company shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Purchaser in Section 4 hereof; the representations and warranties made by the Purchaser herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing; and the Company shall have received a certificate, signed by an executive officer of the Purchaser, to the effect of the foregoing provisions of this Section 8.1.

                           8.2 OPINION OF COUNSEL. The Purchaser shall have
                  caused to be delivered to the Company an opinion of Snell & Smith, A Professional Corporation, counsel for the Purchaser, to the effect that:

                                    (i) the Purchaser is a corporation duly
                           organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement; and the Purchaser is duly qualified as a foreign corporation in the State of Florida;

                                    (ii) the execution, delivery and performance
                           of this Agreement by the Purchaser have been duly authorized by its Board of Directors;

                                    (iii) this Agreement is valid and binding
                           upon the Purchaser and enforceable against the Purchaser in accordance with its terms;

                                    (iv) neither the execution, delivery or
                           performance by the Purchaser of this Agreement will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or bylaws of the Purchaser or under any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which Purchaser is a party or by which it or its property is bound, or violate any order, writ, injunction or decree known to such counsel and of any court, administrative agency or governmental body; and

                                      (v) no authorization, approval or consent
                           of or declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery of this Agreement by the Purchaser or the performance of its obligations hereunder, except for such consents which have already been obtained.

                  Such opinion may, as to matters of fact, be given in reliance upon certificates of officers of the Purchaser and certificates of public officials, copies of which shall be provided to the Company at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by principles of equity. Such opinion may be limited to federal law, the internal laws of the State of Texas and the General Corporation Law of the State of Delaware.

                           8.3 CONSENTS AND APPROVALS. The consents and
                  approvals referred to in Section 7.7, including the approval of the FTC, shall have been obtained.

                           8.4 OTHER PURCHASE AGREEMENTS. The transactions
                  contemplated by the Other Purchase Agreements shall have been consummated substantially contemporaneously with the Closing under this Agreement (except as otherwise provided in Section 7.10).

                  9. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                           9.1 NATURE OF STATEMENTS. All statements contained in
                  this Agreement or any Schedule hereto shall be deemed representations and warranties of the party executing or delivering the same.

                           9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
                  Regardless of any investigation made at any time by or on behalf of any party hereto, all covenants, agreements, representations and warranties made hereunder or in any Schedule hereto shall not terminate, but shall survive the Closing and continue in effect thereafter for a period of two
                  (2) years following the Closing, at which time they shall terminate (except as to claims which are then pending by written notice delivered prior to the expiration of such two-year period).

                  10. INDEMNIFICATION.

                           10.1 INDEMNIFICATION BY THE COMPANY. THE COMPANY
                  AGREES TO INDEMNIFY AND HOLD HARMLESS THE PURCHASER AND ITS SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, OBLIGATIONS, COSTS OR EXPENSES (ANY ONE SUCH ITEM BEING HEREIN CALLED A "LOSS" AND ALL SUCH ITEMS BEING HEREIN COLLECTIVELY CALLED "LOSSES") WHICH ARE CAUSED BY OR ARISE OUT OF (I) ANY BREACH OR DEFAULT IN THE PERFORMANCE BY THE COMPANY OF ANY COVENANT OR AGREEMENT OF THE COMPANY CONTAINED IN THIS AGREEMENT, (II) ANY BREACH OF WARRANTY OR INACCURATE OR ERRONEOUS REPRESENTATION MADE BY THE COMPANY HEREIN, IN ANY SCHEDULE DELIVERED TO THE PURCHASER PURSUANT HERETO OR IN ANY CERTIFICATE OR OTHER INSTRUMENT DELIVERED BY OR ON BEHALF OF THE COMPANY PURSUANT HERETO, (III) ANY CLAIM MADE AGAINST THE PURCHASER IN RESPECT OF ANY LIABILITIES OR OBLIGATIONS OF THE COMPANY (WHETHER ABSOLUTE OR CONTINGENT, KNOWN OR UNKNOWN) OTHER THAN THE ASSUMED LIABILITIES, AND (IV) ANY AND ALL ACTIONS, SUITS, PROCEEDINGS, CLAIMS, DEMANDS, JUDGMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE LEGAL
                  FEES) INCIDENT TO ANY OF THE FOREGOING.

                           10.2 INDEMNIFICATION BY THE PURCHASER. THE PURCHASER
                  AGREES TO INDEMNIFY AND HOLD HARMLESS THE COMPANY AND ITS SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY LOSSES WHICH ARE CAUSED BY OR ARISE OUT OF (I) ANY BREACH OR DEFAULT IN THE PERFORMANCE BY THE PURCHASER OF ANY COVENANT OR AGREEMENT OF THE PURCHASER CONTAINED IN THIS AGREEMENT, (II) ANY BREACH OF WARRANTY OR INACCURATE OR ERRONEOUS REPRESENTATION MADE BY THE PURCHASER HEREIN OR IN ANY CERTIFICATE OR OTHER INSTRUMENT DELIVERED BY OR ON BEHALF OF THE PURCHASER PURSUANT HERETO,
                  (III) ANY CLAIM MADE AGAINST THE COMPANY IN RESPECT OF THE ASSUMED LIABILITIES OR BASED ON ANY SET OF FACTS ARISING AFTER THE CLOSING AND RELATED TO THE OPERATION OF EITHER HOME, AND
                  (IV) ANY AND ALL ACTIONS SUITS, PROCEEDINGS, CLAIMS, DEMANDS, JUDGMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE LEGAL
                  FEES) INCIDENT TO ANY OF THE FOREGOING.

                           10.3 THIRD PARTY CLAIMS. If any third person asserts
                  a claim against an indemnified party hereunder that, if successful, might result in a claim for indemnification against an indemnifying party hereunder, the indemnifying party shall be given prompt written notice thereof and shall have the right (i) to participate in the defense thereof and be represented, at its own ex-pense, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connection therewith. Notwithstanding the foregoing, if within ten business days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right (i) to participate in the defense thereof and be represented, at its own expense, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnified party's interests are, or would be, affected thereby.

                  11. TERMINATION.

                           11.1 BEST EFFORTS TO SATISFY CONDITIONS. The Company
                  agrees to use its best efforts to bring about the satisfaction of the conditions specified in Section 7 hereof and the Purchaser agrees to use its best efforts to bring about the satisfaction of the conditions specified in Section 8 hereof.

                           11.2 TERMINATION. This Agreement may be terminated
                  prior to Closing by:

                                    (a) the mutual consent of the Company and
                           the Purchaser;

                                    (b) the Purchaser if a material default
                           shall be made by the Company in the observance or in the due and timely performance by any of its covenants herein contained, or if there shall have been a material breach or misrepresentation by the Company of any of its warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Company at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Purchaser in writing, and any such default, breach or noncompliance shall continue uncured for a period of ten (10) days after notice thereof is given to the Company;

                                    (c) the Company if a material default shall
                           be made by the Purchaser in the observance or in the due and timely performance by the Purchaser of any of the covenants of the Purchaser herein contained, or if there shall have been a material breach or misrepresentation by the Purchaser of any of its warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Company in writing, and any such default, breach or noncompliance shall continue uncured for a period of ten (10) days after notice thereof is given to the Purchaser; or

                                    (d) the Company or the Purchaser, if for any
                           reason the Closing shall have failed to occur on or before April 30, 1996.

                           11.3 LIABILITY UPON TERMINATION. If this Agreement is
                  terminated under paragraph (a) or (d) of Section 11.2, then no party shall have any liability to any other party hereunder. If this Agreement is terminated under paragraph (b) or (c) of
                  Section 11.2, then (i) the party so terminating this Agreement shall not have any liability to any other party hereto, provided the terminating party has not breached any representation or warranty or failed to comply with any of its covenants in this Agreement, and (ii) such termination shall not prejudice the rights and remedies of the terminating party against any other party which has breached any of its representations, warranties or covenants herein prior to such termination.

                  12. MISCELLANEOUS.

                           12.1 EXPENSES. Whether or not the Closing occurs, the
                  parties shall each pay their own expenses in connection with the negotiation, preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein, and in no event shall any such expenses of the Company constitute an Assumed Liability hereunder.

                           12.2 BULK SALES LAWS. The transactions contemplated
                  by this Agreement shall be consummated without compliance with the bulk sales laws of any state. If by reason of any applicable bulk sales law any claims are asserted by creditors of the Company, such claims shall be the responsibility of the Purchaser in the case of claims arising under any of the Assumed Liabilities, or the responsibility of the Company in the case of claims arising under any other liabilities of the Company.

                           12.3 TAXES. Any sales or transfer taxes which may be
                  payable in connection with the sale of the Assets under this Agreement shall be paid by the Company, other than motor vehicle transfer taxes (for which the Purchaser assumes responsibility).

                           12.4 NOTICES. All notices, requests, consents and
                  other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered or mailed, first class, registered or certified mail, postage prepaid, as follows:

                                    (i) if to the Company, to:

                                        Service Corporation International
                                        1929 Allen Parkway
                                        Houston, Texas  77019
                                        Attn:  President

                                        with a copy to:

                                        General Counsel
                                        Service Corporation International
                                        1929 Allen Parkway
                                        Houston, Texas  77019

                                    (ii) if to the Purchaser, to:

                                         CFS Funeral Services, Inc.
                                         1300 Post Oak Boulevard, Suite 1500
                                         Houston, Texas  77056
                                         Attention: Mr. Melvin C. Payne

                                         with a copy to:

                                         Snell & Smith, A Professional
                                             Corporation
                                         1000 Louisiana, Suite 3650
                                         Houston, Texas 77002
                                         Attention: Mr. W. Christopher Schaeper

                  or to such other address as shall be given in writing by any party to the other parties hereto.

                           12.5 ASSIGNMENT. This Agreement may not be assigned
                  by any party hereto without the consent of all other parties hereto, provided, however, that following the Closing the Purchaser may assign its rights hereunder without the consent of the Company to a successor-in-interest to the Purchaser (whether by merger, sale of assets or otherwise), provided that the Purchaser shall not thereby be relieved of its obligations hereunder.

                           12.6 SUCCESSORS BOUND. Subject to the provisions of
                  Section 12.5, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                           12.7 SECTION AND PARAGRAPH HEADINGS. The section and
                  paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                           12.8 AMENDMENT. This Agreement may be amended only by
                  an instrument in writing executed by both parties hereto.

                           12.9 ENTIRE AGREEMENT. This Agreement and the
                  Schedules, certificates and other documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof (including, without limitation, the letter of intent between the Purchaser and the Shareholder dated April 2, 1996).

                           12.10 GOVERNING LAW. This Agreement shall be
                  construed and enforced under and in accordance with and governed by the law of the State of Texas.

                           12.11 COUNTERPARTS. This Agreement may be executed in
                  counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered in Houston, Texas as of the date first above written.

                                 THE PURCHASER:

                                 CFS FUNERAL SERVICES, INC.

                                 By: /s/ MARK W. DUFFEY
                                         Mark W. Duffey,
                                         Executive Vice President

                                 THE COMPANY:

                                 SCI FUNERAL SERVICES OF FLORIDA, INC.

                                 By:/s/ JOAN B. GOFF
                                        Joan B. Goff,
                                        Secretary

SCHEDULE                                DESCRIPTION

  3.5                                   Real Property
  3.7                                   Fixed Assets
  3.8                                   Assumed Contracts
  3.9                                   Preneed Contracts and Trust Accounts
  3.15                                  Employees